EXHIBIT TO ITEM 77D

Touchstone Strategic Trust
Policies with Respect to Security Investments for Touchstone
Dynamic Diversified Income Fund, Touchstone Controlled Growth with Income Fund and Touchstone Dynamic Global Allocation Fund


The Board of Trustees of the Touchtone Strategic Trust (the "Trust") approved changes in the investment policies of the Touchstone Dynamic Diversified Income Fund, Touchstone Controlled Growth with Income Fund and Touchstone Dynamic Global Allocation Fund (the "Funds"), each a series of the Trust, as summarized below and as set forth in Post-Effective Amendment No. 128 to the Registration Statement as filed with the SEC via EDGAR on November 24, 2015 (Accession No. 0001104659-15-081166)
and incorporated by reference herein.

Touchstone Dynamic Diversified Income Fund

Changes to Investment Policies Current Strategy, effective November 24, 2015

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by investing primarily in a diversified portfolio of fixed-income and equity-income oriented underlying funds (although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). The majority of the underlying funds in which the Fund invests will be affiliated funds; however, the Fund will have the ability to invest in unaffiliated underlying funds, including exchange-traded funds
("ETFs") and exchange-traded notes ("ETNs"), to the extent that the desired asset class exposure is not available through Touchstone Funds.

Under normal circumstances, the Fund generally expects to allocate its assets among equity and fixed-income funds, as follows:

Allocations
Approximate Allocation Range
Approximate Strategic Allocation

Equity Fund Allocation
25-55%
40%

Fixed-Income Fund Allocation
45-70%
60%

Previous Strategy

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by investing primarily in a diversified portfolio of affiliated underlying equity and fixed-income funds (although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). These affiliated underlying funds, in turn, invest in a variety of U.S. and foreign equity and fixed-income securities.

Under normal circumstances, the Fund expects to allocate its assets among equity and fixed-income funds, as follows:

Equity Fund Allocation
50-70%

Fixed-Income Fund Allocation
30-50%


Touchstone Controlled Growth with Income Fund

Changes to Investment Policies

Current Strategy, effective November 24, 2015

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by investing primarily in a diversified portfolio of underlying equity, fixed-income, and alternative funds (although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). These underlying funds, in turn, invest in a variety of U.S. and foreign equity securities, fixed-income instruments and other investments. The Fund will allocate a significant portion of its assets to underlying funds utilizing alternative or nontraditional investment strategies, such as long-short, merger arbitrage, flexible income and credit opportunities strategies. The majority of the underlying funds in which the Fund invests will be affiliated funds; however, the Fund will have the ability to invest in unaffiliated underlying funds, including exchange-traded funds
("ETFs") and exchange-traded notes ("ETNs"), to the extent that the desired asset class exposure is not available through Touchstone Funds.

Under normal circumstances, the Fund generally expects to allocate its assets among equity, fixed-income and alternative funds, as follows:

Allocations
Approximate Allocation Range
Approximate Strategic Allocation

Equity Fund Allocation
0-25%
10%

Fixed-Income Fund Allocation
25-50%
25%

Alternative Fund Allocation
50-75%
65%


Previous Strategy

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by primarily investing in a diversified portfolio of affiliated underlying equity and fixed-income funds (although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). These affiliated underlying funds, in turn, invest in a variety of U.S. and foreign equity and fixed-income securities.

Under normal circumstances, the Fund expects to allocate its assets among equity and fixed-income funds, as follows:

Equity Fund Allocation
20-40%

Fixed-Income Fund Allocation
60-80%



Touchstone Dynamic Global Allocation Fund


Current Strategy, effective November 24, 2015

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by primarily investing in a diversified portfolio of underlying equity and fixed-income funds.
These underlying funds, in turn, invest in a variety of U.S. and foreign equity and fixed-income securities
(although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). The majority of the underlying funds in which the Fund invests will be affiliated funds; however, the Fund will have the ability to invest in unaffiliated underlying funds, including exchange-traded funds ("ETFs") and exchange-traded notes ("ETNs"), to the extent that the desired asset class exposure is not available through Touchstone Funds. Under normal circumstances, the Fund
(through its investment in underlying funds) will invest at least 40% of its portfolio in securities of issuers outside of the United States.

Under normal circumstances, the Fund generally expects to allocate its assets among equity and fixed-income funds, as follows:

Allocations
Approximate Allocation Range
Approximate Strategic Allocation

Equity Fund Allocation
45-75%
60%

Fixed-Income Fund Allocation
25-55%
40%

Previous Strategy

The Fund is a "fund-of-funds," which seeks to achieve its investment goal by primarily investing in a diversified portfolio of affiliated underlying equity and fixed-income funds (although a portion of its assets may be invested in cash, cash equivalents, or in money market funds). These affiliated underlying funds, in turn, invest in a variety of U.S. and foreign equity and fixed-income securities.

Under normal circumstances, the Fund expects to allocate its assets among equity and fixed-income funds, as follows:

Equity Fund Allocation
70-90%

Fixed-Income Fund Allocation
10-30%